Schedule A

Trusts and Portfolios Covered by the Amended and Restated Sub-Advisory Agreement

between

Fidelity Management & Research Company LLC

and

Fidelity Management & Research (Japan) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date
Fidelity Garrison Street Trust	Fidelity Money Market Central Fund	Money Market	09/29/2008
Fidelity Garrison Street Trust	VIP Investment Grade Central Fund	Fixed Income	09/29/2008
Fidelity Merrimack Street Trust	Fidelity Corporate Bond ETF	Fixed Income	09/18/2014
Fidelity Merrimack Street Trust	Fidelity Limited Term Bond ETF	Fixed Income	09/18/2014
Fidelity Merrimack Street Trust	Fidelity Low Duration Bond Factor ETF	Fixed Income	03/08/2018
Fidelity Merrimack Street Trust	Fidelity Total Bond ETF	Fixed Income	09/18/2014
Fidelity Revere Street Trust	Fidelity Cash Central Fund	Money Market	09/29/2008
Fidelity Revere Street Trust	Fidelity Municipal Cash Central Fund	Money Market	09/29/2008
Fidelity Revere Street Trust	Fidelity Securities Lending Cash Central Fund	Money Market	09/29/2008
Fidelity Revere Street Trust	Fidelity Tax-Free Cash Central Fund	Money Market	09/29/2008

Fidelity Management & Research Company LLC	Fidelity Management & Research (Japan) Limited

By:

/s/Christopher J. Rimmer

By:

/s/Christopher J. Rimmer

Name:

Christopher J. Rimmer

Name:

Christopher J. Rimmer

Title:

Treasurer

Title:

Treasurer